Brady Corporation F’19 Q4 Financial Results September 6, 2019

Forward-Looking Statements 2 In this presentation, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; raw material and other cost increases; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2019. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Q4 F’19 Financial Summary 3 • Sales were $295.3M in Q4 of F’19 compared with $297.5M in Q4 of F’18. – Organic sales increased 1.7%. – Foreign currency translation decreased sales 1.9%. – Sale of business decreased sales 0.5%. • Gross profit margin of 49.6% in Q4 of F’19 is consistent with Q4 of F’18. • SG&A expense of $89.1M (30.2% of sales) in Q4 of F’19 compared with $90.9M in Q4 of F’18. – Q4 F’18 SG&A expense was reduced by a $4.7M gain on sale of business. • R&D expense of $11.3M (3.8% of sales) in Q4 of F’19 compared with $11.7M (3.9% of sales) in Q4 of F’18. • Income before income taxes of $47.1M in Q4 of F’19 compared with $45.2M in Q4 of F’18. – Q4 F’18 positively impacted by a $4.7M gain on sale of business. • Net income per Class A Diluted Nonvoting Common Share was $0.68 in Q4 of F’19 compared with $0.66 in Q4 of F’18. – Q4 F’18 diluted EPS positively impacted by a $0.09 gain on sale of business.

Sales Overview 4 SALES (millions of USD) $305 $298 $297 $295 $295 $293 $289 $290 $290 $288 $285 $282 $275 $265 $255 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Organic Sales 3.0% 1.7% 3.2% 3.2% 2.5% 4.7% 2.3% 2.4% 1.7% Growth Q4 F’19 SALES: Q4 F’19 SALES COMMENTARY: • 1.7% increase in organic sales: • ID Solutions – Organic sales increased in all three regions. • ID Solutions – Organic sales increased 3.3%. • Workplace Safety – The rate of organic sales decline • Workplace Safety – Organic sales decreased lessened in North America. 2.6%. • Foreign currency translation had a negative impact on • 1.9% decrease due to foreign currency translation. sales in the quarter. • 0.5% decrease due to the sale of a business.

Gross Profit Margin 5 GROSS PROFIT & GPM% (millions of USD) 50.6% 50.3% 50.3% 49.9% 50.0% 49.7% 49.6% 49.5% 49.6% $151 50% $150 $147 $146 $147 $146 $147 $144 $144 $140 45% $125 $100 40% Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q4 F’19 – GROSS PROFIT MARGIN: • Gross profit margin of 49.6% was consistent with Q4 of F’18. • Costs increased in certain areas including freight and personnel, but were offset by efficiency gains. • We continue to invest in automation and manufacturing efficiencies to offset cost increases.

SG&A Expense 6 SG&A EXPENSE AND SG&A EXPENSE AS A % of SALES (millions of USD) 34.5% $110 33.9% 34.1% 35% 33.4% 32.8% 32.3% 32.7% $102 $100 33% 30.6% $100 $98 $97 $95 $95 30.2% $93 30% $91 $90 $89 28% $80 25% Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q4 F’19 – SG&A EXPENSE: • SG&A expense was $89.1M (30.2% of sales) in Q4 of F’19 compared to $90.9M in Q4 of F’18. Q4 F’18 SG&A expense includes a $4.7M gain from the sale of a business. • Excluding the gain on the sale of a business from last year, SG&A expense is down in absolute dollars due to on- going efficiency gains and foreign currency translation. • We continue to drive sustainable efficiency gains in administrative expenses and non-customer facing selling expenses while investing in sales-generating resources.

R&D Expense 7 R&D EXPENSE AND R&D EXPENSE AS A % of SALES (millions of USD) $14.0 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.8% 3.8% 4.0% 3.6% $12.0 $11.7 $11.7 $11.3 $11.3 $11.4 $11.3 $11.0 $11.1 $10.5 3.5% $10.0 3.0% $8.0 $6.0 2.5% Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q4INCREASING F’19 – R&D OUR EXPENSE: INVESTMENT IN RESEARCH & DEVELOPMENT: • Investing in R&D to drive future organic sales growth. • Improved new product pipeline. • Two printers launched in the healthcare identification product line during Q4 of F’19.

Income Before Income Taxes 8 INCOME BEFORE INCOME TAXES (millions of USD) $50 $47.1 $45.2 $45 $41.0 $39.9 $40 $37.0 $35.9 $36.7 $34.8 $35.0 $35 $30 $25 $20 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'17 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 Year on Year Growth 12.2% 12.2% 20.4% 20.7% 26.0% 14.8% 4.8% 10.8% 4.1% Q4 F’19 - INCOME BEFORE INCOME TAXES: • Income before income taxes was $47.1M in Q4 of F’19 compared to $45.2M in Q4 of F’18. • Q4 F’18 income before income taxes includes a $4.7M gain from the sale of a business. Income before income taxes grew 16.0% in Q4 of F’19 excluding this gain on the sale of a business in the prior year. • The increase in pre-tax income was primarily driven by organic sales growth and reduced SG&A expenses.

Net Income & Diluted EPS 9 NET INCOME (millions of USD) NET INCOME PER CLASS A DILUTED SHARE $0.66 $0.68 $40 $36.6 $0.65 $35.0 $34.8 $0.58 $0.60 $0.55 $30.6 $29.2 $30 $0.48 $0.49 $0.49 $25.2 $25.8 $26.0 $0.40 $20 $0.20 $10 $4.3 $0.08 $0 $0.00 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'17 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'17 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 Q4 F’19 – NET INCOME & DILUTED EPS: • Net income was $36.6M in Q4 of F’19 compared to $35.0M in Q4 of F’18. Q4 F’18 net income includes a $4.7M gain on the sale of a business. Excluding this prior year gain on the sale of a business, net income increased by 20.9% in Q4 of F’19. • Diluted EPS was $0.68 in Q4 of F’19 compared to $0.66 in Q4 of F’18. Q4 F’18 diluted EPS includes a $0.09 benefit from the sale of a business. Excluding this prior year gain on the sale of a business, diluted EPS increased by 19.3% in Q4 of F’19.

10

Cash Generation & Uses

CASH FLOW FROM OPERATING ACTIVITIES (millions of USD)


$70
$60
$50
$40
$30
$20
$10
$0
$52.9
$34.7
$7.7
$46.8
$53.8
$18.8
$25.4
$52.7
$65.3
Q4 F'17
Q1 F'18
Q2 F'18
Q3 F'18
Q4 F'18
Q1 F'19
Q2 F'19
Q3 F'19
Q4 F'19
% of Net Income
210%
134%
181%
180%
154%
54%
87%
152%
178%

CASH FLOWS IN Q4 OF F'19:

- Cash flow from operating activities was $65.3M in Q4 of F'19 compared to $53.8M in Q4 of F'18.
- Free cash flow* was $50.0M in Q4 of F'19 compared to $46.8M in Q4 of F'18.
- Invested $15.3 million in capital expenditures in Q4 of F'19.
- Returned $11.2M to our shareholders in the form of dividends in Q4 of F'19.

(millions of USD)	3 Mos. Ended July 31, 2019	3 Mos. Ended July 31, 2018	Year Ended July 31, 2019	Year Ended July 31, 2018
Cash Balance - Beginning of Period	**$ 238.4**	**$ 130.9**	**$ 181.4**	**$ 133.9**
Cash Flow from Operating Activities	65.3	53.8	162.2	143.0
Capital Expenditures	(15.3)	(7.0)	(32.8)	(21.8)
Proceeds from Sale of Business	-	19.1	-	19.1
Dividends	(11.2)	(10.8)	(44.7)	(42.9)
Debt Borrowings (Repayments) - Net	-	(3.6)	0.1	(55.2)
Effect of Exchange Rates on Cash	(0.2)	(2.0)	(2.5)	(2.0)
Other	2.1	1.0	15.4	7.3
Cash Balance - End of Period	**$ 279.1**	**$ 181.4**	**$ 279.1**	**$ 181.4**

* Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Capital Expenditures.

BRADY

Net Cash 11 NET CASH (millions of USD) DEBT STRUCTURE (millions of USD) $250 $229 $200 $188 Interest July 31, 2019 July 31, 2018 Rate Balance Balance $151 Private Placements: $150 $138 EUR-den. 2010 Series (10-yr.) 4.24% $ (50.2) $ (52.6) $129 TOTAL DEBT $ (50.2) $ (52.6) $100 Cash and Cash Equivalents 279.1 181.4 $73 NET CASH $ 228.9 $ 128.8 $48 $50 $44 $26 $0 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 STRONG BALANCE SHEET: • July 31, 2019 cash = $279.1M and debt = $50.2M. • Net cash increased $40.8M in Q4 of F’19. • Approximately half of our cash is held in the United States. • Balance sheet provides flexibility for future investments.

F’19 Financial Summary 12 Year Ended July 31, 1 2019 2018 Change Sales $ 1,160.6 $ 1,173.9 Organic Sales Growth 2.8% 2.6% Gross Margin 578.7 588.3 % of Sales 49.9% 50.1% Research and Development (45.2) (45.3) Selling, General and Administrative (371.1) (390.3) - 4.9% % of Sales 32.0% 33.3% Operating Income 162.4 152.7 + 6.4% Other Income (Expense) 2.2 (0.7) Income Before Income Taxes $ 164.6 $ 152.0 + 8.3% Less: Gain on Sale of Business - (4.7) Income Before Income Taxes Excluding Gain on Sale of Business $ 164.6 $ 147.3 + 11.7% Net Cash Position $ 228.9 $ 128.8 $ 100.1

Full-Year F’20 Guidance 13 F’20 Diluted EPS $2.45 to $2.55 F’20 Guidance Assumptions: • Full-year organic sales growth of approximately 1.5% - 2.5%. • Full-year depreciation and amortization expense of approximately $25M. • Income tax rate in the low 20% range. • Full-year capital expenditures of approximately $35M.

Identification Solutions 14 Q4 F’19 vs. Q4 F’18 (millions of USD) Q4 F’19 SUMMARY: • Revenues increased 1.8%: Q4 F’19 Q4 F’18 Change • Organic = +3.3% Sales $ 221.8 $ 217.8 + 1.8% • Fx = - (1.5)% Segment Profit 45.6 36.5 + 25.0% • Organic sales increased in the low-single digits in the Americas, EMEA, and Asia. Segment Profit % 20.6% 16.8% + 380 bps • Healthcare identification product line grew organic sales in the mid-single digits. • Segment profit as a percent of sales increased due to ongoing efficiency gains in our operations and SG&A SALES & SEGMENT PROFIT % (millions of USD) structure. 22% 21% $240 20% 19% 19% $230 17% 18% 17% 17% 17% 18% 17% $222 $220 $218 $218 16% $214 $211 $212 $210 $209 14% OUTLOOK: $210 $206 12% • Expect F’20 organic sales to grow from 2% to 3%. $200 10% • Anticipate further investments in innovative new products and efficiencies in operations and our SG&A $190 8% structure. $180 6% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'17 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19

Workplace Safety 15 Q4 F’19 vs. Q4 F’18 (millions of USD) Q4 F’19 SUMMARY: • Revenues decreased (7.8%): Q4 F’19 Q4 F’18 Change • Organic = - (2.6%) Sales $ 73.5 $ 79.7 - 7.8% • Fx = - (3.3%) Segment Profit 6.7 10.7 - 37.0% • Divestiture = - (1.9%) Segment Profit % 9.2% 13.4% - 420 bps • Organic sales decreased in the low-single digits in Europe and Australia and decreased in the mid-single digits in North America. • Segment profit negatively impacted by organic sales SALES & SEGMENT PROFIT % (millions of USD) decline, foreign currency translation and the sale of the Runelandhs business in the fourth quarter of last 13% 14% fiscal year. $100 12% $95 10% 9% 10% 8% 9% 9% $90 8% $86 7% 8% 6% $85 OUTLOOK: 6% $80 $81 $80 $80 $78 4% • Expect F’20 organic sales to be approximately flat. $76 $75 • Anticipate Europe and Australia to continue to $75 $73 $73 2% perform well while our North American business $70 0% continues to recover. Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 F'17 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19

Investor Relations 16 Brady Contact: Ann Thornton Investor Relations 414-438-6887 Ann_Thornton@bradycorp.com See our web site at www.bradycorp.com